Exhibit 10.1

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[***] symbolizes language omitted pursuant to an application for Confidential Treatment

TRANSITION AMENDMENT [***]

THIS TRANSITION AMENDMENT (“the Transition Amendment”) is made and entered into as of this 29th day of September, 2006 (the “Effective Date’) by and between SANMINA-SCI Corporation, a Delaware corporation having its principal place of business at 2700 North First Street, San Jose, California 95134 on behalf of itself and its subsidiaries and affiliates (collectively “SANMINA-SCI”) and Overland Storage, Inc., a California corporation having its principal place of business at 4820 Overland Avenue, San Diego, CA  92123 (“Overland”). SANMINA-SCI and Overland are collectively referred to as the “Parties.”

W I T N E S S E T H

WHEREAS, the Parties are parties to a Manufacturing and Supply Agreement dated as of November 23, 2004, as amended by Amendment No. 1 dated May 30, 2005 and as amended by Amendment No. 2, dated January 1, 2006 (as so amended (the “Agreement”) pursuant to which SANMINA-SCI has agreed to manufacture certain products for Overland; and

WHEREAS, by letter dated June 26, 2006, Overland advised SANMINA-SCI of Overland’s view that Sanmina-SCI was in breach of the Agreement (“Breach Letter”); and

WHEREAS, by letter dated July 26, 2006, Sanmina-SCI responded to Overland’s Breach Letter; and

WHEREAS, the parties desire [***] and to reflect such agreements in this Transition Amendment.

NOW, THEREFORE, in consideration of the premises and covenants contained herein and for other consideration, the receipt and sufficiency of all such consideration being expressly acknowledged by the parties hereto, the parties agree as follows:

1.             Transition. The Parties hereby agree to transfer the manufacture of the Products from Sanmina-SCI to Overland in accordance with the transition plan set forth in Exhibit A (the “Transition Plan”).

2.             Termination of Agreement. The parties mutually agree that upon completion of the Transition Plan the Agreement will automatically terminate.

3.             Prices. The prices for Products shall [***] from the Effective Date until the completion of the Transition Plan; provided, however that Sanmina-SCI [***] any component, part or raw material (collectively “Components”). In the event Overland wishes Sanmina-SCI to manufacture Product for it after the completion of the Transition Plan, the parties shall negotiate in good faith the pricing of such Products. In the event the parties are unable to reach agreement on the pricing, Sanmina-SCI shall be released of any obligation to manufacture such products, and Overland shall be responsible for all Components ordered by Sanmina-SCI to produce the products in accordance with the Agreement (including Section 4.2 thereof).

4.             [***]

5.             Sections 15.1 (Integration) and 15.5 (Governing Law) of the Agreement shall apply to this Transition Amendment.

6.             Any capitalized terms contained in this Transition Amendment and not defined in this Transition Amendment have the meanings for such terms as are set forth in the Agreement.

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7.             Except as expressly provided in or required as a consequence of this Transition Amendment, the Agreement remains un-amended and unmodified and in full force and effect.

8.             This Transition Amendment, the Agreement, Amendment No. 1 and Amendment No. 2, contains the entire agreement between the parties with respect to the subject matter hereof and supersedes any prior agreements, negotiations, or representations between the parties with respect to the subject matter hereof, whether written or oral.

9.             This Transition Agreement may be modified only by a subsequent written agreement signed by the parties.

10.           If any provision of this Transition Amendment is held to be unenforceable, the remaining provisions will continue unaffected.

IN WITNESS WHEREOF, the undersigned hereunto set their hands and seals this 29th day of September, 2006.

SANMINA-SCI CORPORATION	OVERLAND STORAGE, INC.

By: Tom Clawson	By: Vernon A. LoForti
Title: Executive Vice President	Title: Vice President & CFO

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Exhibit A – Transition Plan

A.  Sanmina-SCI’s Obligations

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1.               Supplier Notification. Within 30 days of the Effective Date, Sanmina-SCI shall issue letters to its suppliers giving the suppliers permission to share pricing information with Overland and allowing Overland to place orders directly with the suppliers for Components. Sanmina-SCI shall use its best commercial efforts to settle any outstanding payment issues (delinquencies, credit holds) with any such supplier.

2.               Documentation. Prior to the completion of the Transition Plan, Sanmina-SCI shall provide Overland with all of the following items it has in its possession: (i) electronic and/or hard copies of method sheets for the production of the Products; (ii) electronic and/or hard copies of AVL/AML and RoHS certifications; (iii) copies of all receiving inspection files for Components used in the production of the Products (iv) copies of all Overland Product label files and (v) electronic copies of bills of material.

3.               Equipment. Prior to the completion of this Transition Plan, Sanmina-SCI shall return to Overland all Overland-owned equipment, tooling, and fixtures (collectively “Overland Equipment”) used in the manufacturing of the Products. In the event Sanmina-SCI does not have in its possession any of the Overland Equipment (e.g., the Equipment is lost) or in the event the Overland Equipment is defective as a result of Sanmina-SCI’s failure to maintain it in accordance with Section 8.2 of the Agreement, then, in lieu of returning the missing or damaged Overland Equipment, Sanmina-SCI shall pay Overland an amount equal to the net book value of missing or damaged Overland Equipment, and such payment shall satisfy Sanmina-SCI’s obligations under this paragraph. [***].

4.               Training. According to the schedule in the Transition Plan, Sanmina-SCI shall provide up to 500 hours (excluding travel time) of on the job training on its manufacturing process and/or other technical issues to enable Overland to manufacture the Products. [***]. Overland shall be responsible for all costs associated with its employees’ attendance at such training.

B.  Overland’s Obligations

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5.              Components. Prior to the completion of this Transition Plan and conditioned upon [***], Overland shall purchase from Sanmina-SCI all Components that Overland is required to purchase under Sections 10.4(a) and Section 4.2(g) of the Agreement, and such purchase will be subject to the terms and conditions set forth in the Agreement except that such Components will be sold and purchased at the Delivered Cost (plus a 2.5% material overhead charge) [***].

C.  Other Obligations

6.               Hiring. Overland shall have the right to make offers to hire any Sanmina-SCI employee currently involved with the Overland program in Rapid City, provided that it first obtains Sanmina-SCI’s consent, which consent will not be unreasonably refused.

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[***] symbolizes language omitted pursuant to an application for Confidential Treatment

7.               Escorts. From the Effective Date until the completion of the Transition Plan, Sanmina shall no longer require Overland employees to have escorts in the visitors conference room, the common areas and in the Overland manufacturing area of the Rapid City facility.

8.               ECOs. [***].

9.               Sanmina-SCI shall sell to Overland, at a mutually agreed-upon price not exceeding the net book value of the Equipment, any unique Equipment (originally sold by Overland to Sanmina-SCI) used in manufacturing the Products as mutually agreed between the Parties in good faith. Sanmina-SCI shall pay for the cost of shipping (via UPS ground) the Equipment to Overland’s facility in San Diego, CA. Any Equipment sold to Overland under this paragraph shall be sold “AS IS” without warranty.